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                                                                       Exhibit 8

                             PRINCIPAL SUBSIDIARIES

As of March 30, 2006, our principal subsidiaries are as follows:

                                                           PERCENTAGE       JURISDICTION OF      NAME UNDER WHICH
NAME                                                          OWNED          INCORPORATION       BUSINESS IS DONE
----                                                       ----------   ----------------------   ----------------
Ross Systems, Inc.                                             100%            Delaware                Ross
Pivotal Corporation                                            100%        British Columbia          Pivotal
IMI Global Holdings Ireland Limited                             51%             Ireland                IMI
Platinum China Holdings Inc.                                   100%     British Virgin Islands       Platinum
CDC Software Global Holdings Limited                           100%     British Virgin Islands     CDC Software
CDC Software Asia Pacific Limited                              100%         Cayman Islands         CDC Software
Praxa Limited                                                  100%            Australia              Praxa
PK Information Systems Pty Ltd.                                100%            Australia               PKIS
Ion Global (BVI) Limited                                       100%     British Virgin Islands      Ion Global
Software Galeria, Inc.                                          51%           New Jersey         Software Galeria
MEZZO Business Databases Pty Limited                           100%            Australia              IncNet
R.N.R. International Marketing Group (Australia) Pty           100%            Australia         Mezzo Marketing
Limited (now known as Mezzo Marketing Australia Pty Ltd)                                             Australia
c360 Solutions Incorporated                                    100%             Georgia                c360
China.com Inc.                                                 *77%         Cayman Islands           China.com
Palmweb Inc.                                                  **77%         Cayman Islands            Newpalm
Group Team Investments Limited                                **77%     British Virgin Islands        Go2joy
chinadotcom Portals Limited                                   **77%     British Virgin Islands     bj.china.com
TTG Asia Media Pte Limited                                    **77%      Republic of Singapore          TTG
Equity Pacific Limited (holds 17game)                         **77%     British Virgin Islands        17game
Shenzhen KK Technology                                        **77%               PRC              Shen Zhen KK

* as at December 31, 2005 we owned 81% of China.com Inc. As of March 31, 2006, as a result of our acquisition of the remaining 52% of Equity Pacific Limited which ultimately owns Beijing 17game Network Technology Co Limited, we own 77% of China.com Inc. See Item 10.C - Material Contracts for a summary of the terms of the 17game acquisition.

** subsidiaries held through our 77% owned subsidiary, China.com Inc., which is listed on the Growth Enterprise Market of the Stock Exchange of Hong Kong Limited